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                                                                    Exhibit 10.3


                                                                 [LOGO] COLDWELL
                                                                        BANKER


                    MASTER REAL ESTATE FRANCHISE AGREEMENT


THE PARTIES AGREE THAT THIS AGREEMENT SHALL GOVERN THEIR RELATIONSHIP IN CONNECTION WITH FRANCHISEE'S OPERATION OF ITS INDEPENDENT REAL ESTATE BUSINESS.

1.0  PARTIES AND TERM:

1.1  Franchisor: The word "Franchisor" means:
                           ----------


     COLDWELL BANKER REAL ESTATE CORPORATION, a California Corporation.

          By:
               --------------------------
               Jack Kornfeind, Vice President Sales and Administration

1.2  Franchisee: The word "Franchisee" means:
                           ----------

     NRT INCORPORATED, a Delaware corporation


          By:  ________________________________ Date:  __________
               Robert Becker, President


1.3 The parties hereby agree that this Agreement amends, restates and supersedes all prior franchise agreements (the "Old Agreements") between the
                                                --------------
parties under which any real estate brokerage offices owned by Franchisee were operating. Franchisor hereby agrees to waive all claims against Franchisee that may exist under the Old Agreements, except claims for monies due, indemnification claims and Franchisor's exercise of audit rights thereunder. In addition, the parties agree that (i) effective on the first day of the month following the month in which a Triggering Event (as defined below) occurs, the Incremental Royalty Agreement (the "Incremental Royalty Agreement"), dated as of
                                    -----------------------------
August 11, 1997, among Franchisee, Franchisor, Century 21 Real Estate Corporation, ERA Franchise Systems, Inc. and HFS Incorporated, (ii) effective on the date hereof, the Additional Royalty Agreement dated as of August 11, 1997, among Franchisee, Franchisor, Century 21 Real Estate Corporation, ERA Franchise Systems, Inc. and HFS Incorporated, and (iii) upon the redemption in full of Member's Series C Cumulative Junior Redeemable Preferred Stock, the Franchise Override Agreement, dated as of August 11, 1997, among Franchisee, Franchisor, Century 21 Real Estate Corporation, ERA Franchise Systems, Inc. and HFS Incorporated, are hereby terminated and of no further force or effect (in the case of (i) and (ii), as a result of the royalties previously payable thereunder becoming payable hereunder).

THE SUBMISSION OF THIS AGREEMENT TO FRANCHISEE DOES NOT CONSTITUTE AN OFFER. THIS AGREEMENT SHALL NOT BE BINDING ON FRANCHISOR UNLESS AND UNTIL IT IS ACCEPTED BY FRANCHISOR, THAT IS, SIGNED BY FRANCHISOR'S AUTHORIZED OFFICERS AND RETURNED TO FRANCHISEE.

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                                                                 [LOGO] COLDWELL
                                                                        BANKER



1.4  RESERVED.

a.   Reserved.

b.   Reserved.

1.5  RESERVED.

1.6  TERM OF AGREEMENT:  This Agreement is effective on the date hereof (the

"Effective Date").  This Agreement shall expire on the date 50 years from the
---------------
Effective Date (the "Expiration Date"). The period starting on the Effective
                     ---------------
Date and ending on  the Expiration Date is the "Term" of this Agreement.
                                                ----

1.7  EFFECTIVE DATE: Franchisee is obligated to pay continuing
royalties to Franchisor, as   set forth in Article 7.0. This obligation
commences on the Effective Date.

1.8  RESERVED.

2.0  FRANCHISEE INFORMATION:

2.1 BUSINESS NAME: Franchisee shall operate real estate businesses at the Office locations set forth on the list provided to Franchisor on the date hereof (the "Office List") and only under the applicable "Coldwell Banker" tradenames
      -----------
set forth on the Office List and Franchisee shall file and keep current fictitious name certificates or similar document with respect to each such office in each jurisdiction which requires such filing. Franchisee may only operate its business directly or through wholly-owned subsidiaries, unless (and then only to the extent) required by law.

2.2 LEGAL ENTITY: Franchisee represents and warrants that it was formed under the laws of the State of Delaware and it is validly existing and in good standing under such laws.

2.3  RESIDENTIAL MANAGER: The "Residential Manager" for each Office is the
                               -------------------
individual responsible for managing the overall day-to-day operations of the Franchised Business, as defined below at such Office. Franchisee represents and warrants to Franchisor that Franchisee's Residential Managers possess all required licenses as required by law and this Agreement. In addition to any other obligations contained herein, Franchisee shall defend and indemnify Franchisor and its present and future Related Parties, and their respective shareholders, directors, officers, employees, agents, attorneys, successors and assigns and hold them harmless from and against and reimburse them for all claims, liabilities, damages, attorneys' fees, costs, settlement amounts, etc. arising from Franchisee's failure to have qualified Residential Managers.

2.4  RESPONSIBLE BROKER: Each "Responsible Broker" is Franchisee's licensed real
                               ------------------
estate broker under applicable law for its Franchised Business at the designated Office(s). Franchisee represents and warrants to Franchisor that Franchisee's Responsible Brokers possess all required licenses as required by law and this Agreement. In addition to any other obligations contained herein, Franchisee shall defend and indemnify Franchisor and its present and future Related Parties, and their

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                                                                 [LOGO] COLDWELL
                                                                        BANKER

respective shareholders, directors, officers, employees, agents, attorneys, successors and assigns and hold them harmless from and against and reimburse them for all claims, liabilities, damages, attorneys' fees, costs, settlement amounts, etc. arising from Franchisee's failure to have qualified Responsible Brokers. It is hereby understood that to the extent permitted by law, the same individual may serve as Responsible Broker for more than one Office. Franchisee shall provide to Franchisor a yearly certificate of an executive officer of Franchisee, that each of Franchisee's offices has been assigned a qualified Responsible Broker and that Franchisee's Responsible Brokers possess all required licenses as required by law and this Agreement.

2.5 OFFICES: The real estate business governed by this Agreement shall be operated exclusively by Franchisee and only from the Offices, as defined in this Section. No change in any Office shall be made by Franchisee without Franchisor's prior written consent in accordance with this Agreement. The word "Office" and "Offices" in this Agreement refer only to the locations set forth
-------       -------
on the Office List.

2.6 OPENING AND CLOSING OF FRANCHISED OFFICES: Throughout the term of this Agreement, and as otherwise provided herein, Franchisor acknowledges that Franchisee will be requesting approval for the opening, relocating and the closing of various real estate brokerage offices. Franchisee agrees that prior to acquiring any new real estate brokerage companies, opening any additional offices, or closing any office, Franchisee will submit a written request to Franchisor, requesting Franchisor's consent of the proposed action (it being understood that approval of funding, pursuant to the Acquisition Cooperation Agreement or otherwise, of an acquisition pursuant to which Franchisee will acquire additional brokerage offices shall not by itself be deemed as approval of Franchisor for the offices acquired in such transaction to become Offices hereunder). Franchisor agrees to grant its consent to any additional offices unless any such proposed additional office (i) would have a negative impact on any other franchisee, as determined by Franchisor consistently with impact review practices and policies generally applicable to franchisees, (ii) would result in Franchisor being in breach of any agreement with another franchisee or
(iii) is an office proposed to be acquired by Franchisee which was affiliated with a Cendant real estate brand prior to the proposed acquisition of such office by Franchisee. All approved locations shall be added to the Office List by mutual agreement of Franchisor and Franchisee. Franchisee shall provide Franchisor on the date hereof with a current list of all of Franchisee's Coldwell Banker Offices and the address of the Offices and Responsible Broker for each such office. Franchisee shall provide Franchisor with written notice upon any change in any of its Coldwell Banker Offices, the address of the Offices or the Responsible Broker for any such office. "Acquisition Cooperation
                                                         -----------------------
Agreement" shall mean the Acquisition Cooperation Agreement, dated as of
---------
February 9, 1999 between Franchisee and Cendant Corporation ("Cendant").
                                                              -------

2.7 NOTICE ADDRESS: Notices and communications to Franchisee shall be sent to the addressee at the following street address or facsimile transmission telephone number:
     Street Address: 6 Sylvan Way
     City, State and Zip Code:  Parsippany, New Jersey 07054
     FAX Telephone Number: (973) 496-5712

3.0  INTERPRETATION:

3.1 CERTAIN DEFINITIONS: Where used in this Agreement, the following words and phrases will have the meanings set forth below:

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                                                                 [LOGO] COLDWELL
                                                                        BANKER

a.   Reserved.

b.   Reserved.

c.   "Coldwell Banker Marks" means the trademarks, service marks and trade dress
      ---------------------
that Franchisor authorizes Franchisee to use from time to time in the "Policy Manual" (as defined below), including all additional or substitute trademarks, service marks and trade dress that Franchisor may hereafter authorize Franchisee to use.

d.   "Coldwell Banker System" means the system developed by Franchisor for
      ----------------------
franchising the operation of real estate offices, including the use and promotion of the Coldwell Banker Marks, copyrights, trade secrets, confidential ideas, and other marketing and management methods, materials and procedures. Franchisor has updated the Coldwell Banker System from time to time and plans to continue to do so as it deems advisable in its sole judgment.

e.   "Franchised Business" means the real estate business operated from the
      -------------------
Offices, including without limitation all transactions and services falling within the definition of "Franchised Services" set forth in Sections 6.1 through
6.4 of this Agreement.

f.   "Office Manager" means the individual responsible for the day-to-day
      --------------
operations of each of the Offices. The Residential Manager may be the Office Manager.

g.   "Person" means an individual, a partnership, a trust, a corporation, an
      ------
association and any other incorporated or unincorporated organization or entity.

h.   "Policy Manual" means the confidential manual of policies and procedures
      -------------
delivered to Franchisee by Franchisor.

i.   "Related Party" means a Person who, directly or indirectly, owns or
      -------------
controls a party to this Agreement, is owned or controlled by a party to this Agreement, or is under common control with a party to this Agreement. Control, in this context, means the possession of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership, by contract or otherwise.

j.   "System Standards" means Franchisor's mandatory specifications, standards,
      ----------------
methods and procedures prescribed by Franchisor in the Policy Manual.

3.2 TITLES AND WORDS: Titles used in this Agreement are for convenience only and shall not affect the meaning of any provision of this Agreement. Capitalized words shall have the meanings defined where such terms occur in this Agreement in quotation marks. All words used in any number or gender shall extend to include any other number or gender as the context or sense of this Agreement may require. The language of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. The parties agree that if any provision of this Agreement is capable of more than one construction, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid. Throughout this Agreement, the terms "dollars"
                                                                      -------
and "$" shall mean United States dollars.
     -

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                                                                 [LOGO] COLDWELL
                                                                        BANKER



3.3 FRANCHISOR'S CONSENT: In all cases where Franchisor's prior consent or acceptance is required and no other method or timing for obtaining such consent or acceptance is prescribed, Franchisee shall request such consent or acceptance in writing, and Franchisor shall notify Franchisee of its decision within 30 days after receiving Franchisee's written request and all supporting documentation. Whenever the consent or acceptance of Franchisor is required hereunder, such consent or acceptance must be in writing. If Franchisor does not respond in writing to Franchisee's request within such 30-day period, the request shall be deemed denied. Franchisor's consent to or acceptance of any request by Franchisee shall be effective only to the extent specifically stated and shall not be deemed to waive or render unnecessary Franchisor's consent or acceptance of any subsequent similar request. Except where this Agreement expressly obligates Franchisor to reasonably accept or consent to (or not to unreasonably withhold its acceptance of or consent to) any action or request by Franchisee, Franchisor has the absolute right for any reason to withhold its acceptance of or consent to any action by Franchisee.

3.4 TIME: Time is of the essence of this Agreement with respect to each and every provision in which time is a factor. Wherever this Agreement refers to a period of days, such period shall be measured by calendar days; however, if the last day of the period is not a business day, the period shall be extended automatically to the next business day.

4.0  REPRESENTATIONS AND WARRANTIES:

4.1 STATUS: As an inducement to Franchisor entering into this Agreement, Franchisee represents and warrants that the following statements accurately describe the status of Franchisee:

a. Franchisee possesses such business licenses, certificates and permits, in addition to real estate licenses, as are required for Franchisee to conduct its real estate business from the Offices listed in Section 2.5;

b.   Reserved.

c. The signing and performance of this Agreement by Franchisee will not violate or constitute a breach of any provision of any other agreement made by Franchisee or any of its Related Parties; and

d. The individual or individuals signing this Agreement on behalf of Franchisee are duly authorized to do so.

4.2 INVESTIGATION: As a further inducement to Franchisor entering into this Agreement, Franchisee represents and warrants that the following statements are accurate and true:

a. Franchisor advised Franchisee to seek the counsel of its business advisors prior to signing this Agreement and to contact existing Coldwell Banker franchisees to gain a better understanding of the franchise. Franchisee has consulted with such advisors and Coldwell Banker franchisees as Franchisee has deemed advisable; and

b. The success of Franchisee's business is largely dependent on Franchisee's abilities, efforts and financial resources, and on conditions in its market area.

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                                                                 [LOGO] COLDWELL
                                                                        BANKER


4.3  Reserved.

5.0  GRANT OF THE COLDWELL BANKER FRANCHISE:

5.1 GRANT OF RIGHTS: Franchisor grants to Franchisee the non-exclusive right to use the Coldwell Banker System in the operation of the Offices during the Term. Franchisee accepts the obligation to comply fully with this Agreement in its operation of the Offices and use of the Coldwell Banker System throughout the Term.

5.2 SYSTEM STANDARDS: Franchisee acknowledges that its compliance with the System Standards is essential to preserve the goodwill of the Coldwell Banker Marks and the integrity of the Coldwell Banker System. System Standards constitute provisions of this Agreement as if fully set forth herein. Each reference to this Agreement includes all System Standards, as modified, supplemented or deleted from time to time by Franchisor in the Policy Manual, provided that no System Standard shall alter Franchisee's fundamental status and rights under this Agreement.

5.3 POLICY MANUAL: Franchisor will loan to Franchisee during the Term one or more copies of the Policy Manual, which may consist of one or more publications. The Policy Manual contains Franchisor's System Standards and recommended methods, specifications and procedures relating to the use and protection of the Coldwell Banker System. Franchisor may modify the Policy Manual from time to time to reflect changes in the Coldwell Banker System. Franchisor shall provide Franchisee with all such modifications and Franchisee shall keep its copy or copies of the Policy Manual current. If a dispute develops relating to the contents of the Policy Manual, the master copy which Franchisor maintains at its principal office will be controlling. Franchisee may not copy any part of the Policy Manual.

5.4  ORIENTATION: The "Orientation" is Franchisor's training program to
                       -----------
introduce the Coldwell Banker System to the Residential Manager and Office Managers. When the Orientation is given, it will consist of Franchisor's then-current training program. The Orientation will be held at such times and places as Franchisor designates. Franchisee shall be responsible for all registration fees, program costs, travel costs and living expenses incurred in connection with the attendance of Franchisee's personnel at the Orientation.

a. Whenever Franchisee begins operating at a new Office, then within 60 days after such date, Franchisor will provide an Orientation. Franchisee will make its Residential Manager available for the Orientation at the earliest possible date following such date.

1.   Reserved.

2. Franchisor shall not be responsible for any of the travel costs and living expenses associated with Franchisee's Residential Manager's attendance at Orientation.

b.   Reserved.

c.   Reserved.

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                                                                        BANKER


d. If Franchisee desires to change its Residential Manager, then at the earliest possible date following Franchisor's acceptance of the new Residential Manager, Franchisee will make its new Residential Manager available for the Orientation.

e.   Reserved.

5.5 OPTIONAL TRAINING COURSES: In addition to the Orientation, Franchisor may make available to Franchisee optional training courses, seminars or conferences at such times and places and for such fees as Franchisor designates. Course fees, travel and living expenses incurred as a result of attending such training courses will be borne by Franchisee.

5.6 CONTINUING ASSISTANCE: Franchisor shall furnish guidance to Franchisee with respect to the Coldwell Banker System, including improvements and changes to the Coldwell Banker System. Such guidance shall, in Franchisor's discretion, be furnished in the form of the Policy Manual, bulletins and other written materials, consultations by telephone or in person at Franchisor's facilities or the Offices, or by other means of communication. Franchisor may, at Franchisee's request, provide special assistance for which Franchisee will be required to pay such fees and expenses as Franchisor then charges its other Franchisees.

5.7 OPTIONAL PROGRAMS: Franchisor, in its sole discretion, may develop, implement, modify and/or discontinue optional programs to enhance the Franchised Business, such as rebating a portion of Franchisee's Advertising Fees (as defined in Section 8.1) for local marketing and promotion, or permitting Franchisee to participate in one or more awards programs. Furthermore, Franchisor shall have the right, in its sole discretion, to condition Franchisee's participation in any one or more of such programs upon Franchisee and its Related Parties being in compliance with this Agreement and all other agreements with Franchisor or any of its Related Parties. In addition to the above, the parties agree that, in connection with any Brokerage Acquisition (as defined in the Acquisition Cooperation Agreement) of a brokerage company not affiliated with a Cendant brand, occurring after March 1, 1999, in which Franchisee commences operations at an office acquired in such Brokerage Acquisition, (A) if such Office had, in the LTM prior to the Brokerage Acquisition, Gross Revenues of greater than $1,500,000, then (i) in the first twelve months of operation by Franchisee of such office, such office shall not be required to pay Advertising Fees pursuant to Section 8.2 and (ii) in the second twelve months of operation by Franchisee of such office, such office shall be required to pay 25% of the Advertising Fees otherwise payable under
Section 8.2 and (B) if such office had, in the LTM prior to the Brokerage Acquisition, Gross Revenues of greater than $750,000 but not greater than $1,500,000, then in the first twelve months of operation by Franchisee of such office, such office shall not be required to pay Advertising Fees pursuant to
Section 8.2. For purposes of this Section 5.7, a "Participating Office" is an
                                                  --------------------
office which is participating in the program described in this Section 5.7. The foregoing is conditioned on the amounts otherwise payable as Advertising Fees but for this Section 5.7 actually being spent by Franchisee on local marketing in support of the conversion of the Participating Office to the Coldwell Banker System. For purposes of this Section 5.7 only, the phrase "local marketing" shall be defined as the development, implementation, production, placement, payment and costs of marketing (print and media), promotions, public relations, direct mail, market surveys and other substantially similar programs designed to enhance the recognition of the Coldwell Banker identification with the Participating Office's tradename, as appropriate, in the markets where the Participating Office conducts business. Franchisee will be required to provide annual reports of such local marketing expenditures setting forth an itemized list of expenditures including a detailed description of the local marketing activities that were conducted. To the extent that Franchisee fails to submit the annual reports or to the extent that the unpaid Advertising Fees are not applied properly to local marketing activities as defined above, in each case with respect to a Participating Office the amounts otherwise payable as Advertising Fees but for this Section 5.7 will then be retroactively payable as Advertising Fees. The foregoing program shall terminate with respect to all Offices (including with respect to offices that are already participating in this program) automatically and without notice if at any time Franchisee's LTM Advertising Fees paid to Franchisor under this Agreement are less than $4,500,000. With respect to any Participating Office, this program will terminate at such time as such Participating Office is merged into a non-Participating Office or merged with a non-Participating Office into a new office. Each of the dollar amounts in this Section 5.7 shall be subject to adjustment pursuant to the same adjustment mechanism described in Section 8.2(b). Any revenues generated by a Participating Office which represents agents moved from a non-Participating Office or business generated through a non-Participating Office will be deemed to be revenues generated through a non-Participating Office.

5.8 PROGRAM OUTSOURCING AGREEMENT. Notwithstanding any contrary terms and conditions contained in this Agreement (other than the first sentence of Section
6.6 hereof), Franchisee agrees to be bound by and comply with the terms and conditions of the

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                                                                        BANKER



Program Outsourcing Agreement, dated as of February 9, 1999, between Franchisee and Cendant (the "Outsourcing Agreement").
                  ---------------------

6.0  OPERATING THE FRANCHISED BUSINESS:

6.1  FRANCHISED SERVICES: The phrase "Franchised Services" means acting as a
                                      -------------------
broker or agent for another in connection with the listing, offering, selling, exchanging, purchasing, auctioning, managing, leasing or renting of any and all real property and any ancillary personal property (and all other services and/or property as further defined in the Policy Manual), for which a real estate broker license is required under applicable law, except for the following types of real property:

a.   reserved;

b.   reserved;

c.   reserved; and

d.   reserved.

6.2 COMMERCIAL FRANCHISED SERVICES: Franchisee is currently conducting Commercial Franchised Services out of some of its franchised offices as the term "Commercial Franchised Services" is defined in the Addendum to the Residential Franchise Agreement (copy attached). Franchisor is currently in the process of developing a new commercial-only franchise agreement for the Coldwell Banker Commercial system, which is designed to attract upper tier commercial companies in both major and minor markets to the Coldwell Banker Commercial System. Franchisor anticipates that the new commercial program will be rolled out by the spring of 1999. Franchisor and Franchisee acknowledge and agree that upon the introduction of the new Coldwell Banker Commercial Agreement, the parties will negotiate in good faith a Master Coldwell Banker Commercial Agreement for the operating of Franchisee's Commercial offices.

6.3 SUPPLEMENTAL DEFINITIONS: Franchisor reserves the right to further define and interpret the scope of Franchised Services from time to time in a manner that is consistent with the foregoing definition by establishing supplemental definitions in the Policy Manual.

6.4 SERVICES NOT INCLUDED: All transactions and types of service that are beyond the scope of the definition of Franchised Services constitute separate businesses distinct from the Franchised Business covered by this Agreement.

a. Franchised Services shall not include any real estate or other investment syndication business of any kind, and Franchisee shall not engage in any such syndication business during the Term.

b.   Reserved.

c.   Reserved.

6.5  FRANCHISEE'S BEST EFFORTS: Franchisee agrees to conduct the Franchised

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                                                                        BANKER


Business strictly in accordance with this Agreement and to exercise its continuous best efforts to maintain and develop the Franchised Business to its greatest potential.

6.6 FRANCHISEE'S RIGHT TO OPERATE OTHER BUSINESSES: Franchisee shall operate a real estate brokerage business and neither Franchisee nor any of its subsidiaries shall operate, manage, own, have a greater than 10% interest in, or otherwise engage in, any other business (except for the marketing of products and services permitted pursuant to the Program Outsourcing Agreement) or, except for real estate brokerage businesses pursuant to a franchise or membership agreement with Cendant or a subsidiary thereof, operate, manage, own, have a greater than 10% interest in, or otherwise engage in, any other real estate brokerage business, either under Franchisee's COLDWELL BANKER trade name or under any other name, without the prior written consent of Franchisor, which consent may be withheld in Franchisor's sole discretion. Notwithstanding the foregoing, if permitted pursuant to the terms of the Outsourcing Agreement, Franchisee shall be permitted to conduct title insurance and escrow service and closing service operations ("Ancillary Services") without the prior consent of
                             ------------------
Franchisor, provided that such operations do not use the COLDWELL BANKER Marks and Franchisee apprises the public, in each case, that such real estate related business is not associated with or endorsed by Franchisor. For purposes of this Agreement, a franchise or membership agreement with Cendant or a subsidiary thereof shall mean any franchise or membership agreement which, at the time of execution, was with Cendant or a subsidiary thereof.

6.7 INDEPENDENT CONTRACTORS: Franchisor and Franchisee are and shall be independent contractors with each other. Nothing contained in this Agreement or arising from the conduct of Franchisor and Franchisee is intended to make either Franchisor or Franchisee a general or special agent, legal representative, joint venture, partner, trustee, fiduciary or employee of the other for any purpose whatsoever (including without limitation Franchisor's administration of the Advertising Fund (as defined in Section 8.1)) or to create any other relationship of trust or confidence.

a. Franchisee shall make no express or implied agreements, warranties, guaranties or representations or incur any debt in the name or on behalf of Franchisor or represent that the relationship of the parties hereto is anything other than that of independent contractors. All employees hired by Franchisee shall not for any purpose be deemed employees of Franchisor nor subject to Franchisor's control. Franchisor shall not be obligated by, or have any liability under, any agreements made by Franchisee with any third party or for any representations made by Franchisee to any third party. Franchisor shall not be obligated for any damages to any Person or property directly or indirectly arising out of Franchisee's operation of the Franchised Business.

b. Franchisee shall conspicuously identify itself in all dealings with customers, lessors, contractors, suppliers, public officials, personnel of Franchisee and others as the owner of the Franchised Business. Such notices of independent ownership as Franchisor may require in the Policy Manual shall be placed by Franchisee on forms, business cards, stationery, signs, advertising and other materials. The notice shall state that "INDEPENDENTLY OWNED AND OPERATED BY NRT INCORPORATED" or shall state a similar message which has been approved by Franchisor.

c.   Reserved.

d. Franchisor shall have no liability for any sales, use, service, occupation, excise,

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                                                                        BANKER


gross receipts, income, property or other taxes, whether levied upon Franchisee, Franchisee's property or upon Franchisor, in connection with the sales made or business conducted by Franchisee other than income taxes on Franchisor's income. Payment of all such taxes shall be Franchisee's responsibility.

e. Franchisee shall operate the Franchised Business in compliance with all applicable laws, rules and regulations of all governmental authorities; shall prepare and file necessary tax returns; and shall at all times comply with the Code of Ethics of the National Association of Realtors. Franchisee shall obtain and maintain all permits, certificates and licenses necessary to conduct the Franchised Business in the jurisdiction where the Office is located.

f. Notwithstanding the foregoing, Franchisor and its affiliates may be equity owners of Franchisee or any affiliate of Franchisee and may participate in the operating profits of Franchisee. Accordingly, this Section 6.7 shall not limit in any way, the rights, responsibilities or relationships relating to any such equity interest or profit participation, or tax obligations resulting from such ownership participation.

6.8 INDEMNIFICATION: Franchisee shall defend and indemnify Franchisor and its present and future Related Parties, and their respective shareholders, directors, officers, employees, agents, attorneys, accountants, successors and assigns, and hold them harmless from and against, and reimburse them for, all losses, claims, liabilities, obligations, damages, attorneys' fees, costs, settlement amounts, judgments, lost profits, charges, expenses and taxes based upon, arising out of, or in any way related to the operation of the Franchised Business, the breach by Franchisee of any provision of this Agreement or asserted against or imposed on any of the foregoing indemnified parties contrary to the provisions of Section 6.7. Franchisor and its Related Parties have the right to defend and/or settle any such matter in such manner as they deem appropriate, in their sole discretion, and without the consent of Franchisee. Franchisee also shall reimburse each of the foregoing indemnified parties for all costs reasonably incurred in investigating and defending any such matter, including without limitation, attorneys' fees and court costs. This Section 6.8 shall continue in full force and effect subsequent to, and notwithstanding, the expiration or termination of this Agreement. Notwithstanding the foregoing the indemnification provided for in this Section 6.8 shall not extend to any liability, cost or expense or to any suits, proceedings or claims (i) to the extent such arises from the affirmative acts of Franchisor or its employees or any indemnified party or (ii) to the extent such arises from the actions of Franchisee or its employees or any indemnified party engaged in at the direction of Franchisor or (iii) which does not arise out of or relate to Franchisee's operation of the Franchised Business, including those that arise out of any agreement (A) between Franchisor and Franchisee, other than this Agreement or
(B) between Franchisee and its stockholders. The obligations of Franchisee pursuant to this Paragraph shall survive the expiration or termination of this Agreement.

6.9 MANAGEMENT OF THE FRANCHISED BUSINESS: During the Term, the Franchised Business conducted at each Office shall be under the direct, full-time supervision of a Residential Manager who has satisfactorily completed the Orientation and been accepted by Franchisor, which acceptance will not be unreasonably withheld.

a. Franchisee shall employ at least one Office Manager for each Office; however, the Residential Manager may serve as the Office Manager. Each Office Manager shall

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                                                                        BANKER


have satisfactorily completed the Orientation and shall have been sufficiently trained by Franchisee, in Franchisor's reasonable judgment, with respect to the Coldwell Banker System.

b. The Residential Manager and each Office Manager shall continuously exert his or her full-time best efforts during normal business hours, as defined in the Policy Manual, to promote and manage the Franchised Business. They shall not engage in any other business or other activity, directly or indirectly, that requires their active participation during normal business hours or that may conflict with Franchisee's obligations under this Agreement.

6.10 OFFICE APPEARANCE STANDARDS: Franchisee agrees that throughout the Term of this Agreement, Franchisee shall meet the System Standards for Office and signage appearance and cleanliness set forth in the Policy Manual and that Franchisee may be required by Franchisor to make reasonable changes so as to meet such System Standards.

6.11 RESERVED.

6.12 ADDITIONAL OFFICE AND FRANCHISE FEES:

     a. There shall be no initial franchise fee payable by Franchisee in connection with the Offices operating on the date hereof. Should Franchisee add any additional offices (whether through acquisition, merger, or otherwise), other than Transition Offices, Offices which were already affiliated with Franchisor and Offices relocated pursuant to Section 6.12(c)(ii), Franchisee shall pay Franchisor an initial franchise fee in connection with any additional offices, equal to $4,000 per office. In addition, with respect to each Brokerage Acquisition (as defined in the Acquisition Cooperation Agreement) in which Franchisor's franchise sales staff is involved, Frachisee shall pay to Franchisor an additional fee equal to $3,500 per office acquired, whether such offices are operated by Franchisee or are immediately closed. The maximum additional fee payable by Franchisee pursuant to this Section 6.12(a) with respect to a single transaction shall be $100,000.

     b. In connection with the establishment of any Office by Franchisee at a location or locations other than an Office in operation on the date hereof, whether by acquisition, assignment or relocation, Franchisee shall be required to notify Franchisor in writing of the proposed acquisition, assignment or relocation, the address of the proposed office site and such other business information as Franchisor shall request in connection with reviewing such application, including information concerning the seller or assignor of such office. Franchisor will review and approve or reject each such transfer application within ten (10) business days by written notice delivered to Franchisee.

     c. If Franchisee wishes to sell, close down or otherwise terminate one or more of its COLDWELL BANKER Offices, Franchisee shall be required to obtain the prior written consent of Franchisor, which consent may be withheld in Franchisor's sole discretion, provided however, that Franchisee shall be
                              -------- -------
permitted to close, without the consent of Franchisor, (i) a number of Offices acquired by Franchisee not exceeding the number of Offices which were identified in writing to Cendant prior to such acquisition (provided that in an acquisition in which Cendant is providing financing pursuant to the Acquisition Cooperation Agreement, such number of Offices must be identified in writing to Cendant prior to the date on which Cendant agrees to provide such funding) as the number of

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                                                                        BANKER


Offices to be closed, so long as such Offices are closed within one year of such acquisition and are not identified as being, or being affiliated with, COLDWELL BANKER Offices (unless such offices at the time of acquisition by Franchisee are COLDWELL BANKER offices) ("Transition Offices"), (ii) Offices which are moved
                           ------------------
within a proximate geographical area (it being understood that such a move requires the consent of Franchisor pursuant to Section 2.6 of this Agreement), so long as in connection with such move, a material portion of the personnel at such office is not reassigned to other Offices, (iii) any of the offices acquired by Franchisee from National Realty Trust, provided that the sum of the Gross Revenues of all of such offices closed (whether operating under this Agreement or any other franchise or membership agreement with a subsidiary of Cendant), in each case for the twelve calendar month period ending on the month immediately prior to the month in which the closure of each such office occurred, is less than $150,000,000 and (iv) other Offices, so long as the Gross Revenues for each such Office, together with the Gross Revenues for each other Office (whether operating under this Agreement or any other franchise or membership agreement with a subsidiary of Cendant) closed pursuant to this clause (iv) in the same calendar year, in each case for the twelve calendar month period ending on the month immediately prior to the month in which the closure of each such Office occurred, is less than the sum of (A) 3% of Franchisee's Gross Revenues (pro forma for Offices closed and new Offices opened) for all of its Offices (whether operating under this Agreement or any other franchise or membership agreement with a subsidiary of Cendant) for the immediately prior calendar year and (B) for office closures occurring in calendar years beginning in 1999, an amount equal to (i) 3% of Franchisee's Gross Revenues (pro forma for Offices closed and new Offices opened) for all of its Offices (whether operating under this Agreement or any other franchise or membership agreement with a subsidiary of Cendant) for the calendar year immediately preceding the immediately prior calendar year minus (ii) the Gross Revenues of all Offices closed pursuant to this clause (iv) in the immediately preceding prior year, in each case for the twelve calendar month period ending on the month immediately prior to the month in which the closure of each such office occurred and (C) for office closures occurring in calendar years beginning in 2000, an amount equal to (i) 3% of Franchisee's Gross Revenues (pro forma for Offices closed and new Offices opened) for all of its Offices (whether operating under this Agreement or any other franchise or membership agreement with a subsidiary of Cendant) for the calendar year two years immediately prior to the immediately prior calendar year minus (ii) the Gross Revenues of all Offices closed pursuant to this clause (iv) in the year immediately prior to the immediately preceding prior year, in each case for the twelve calendar month period ending on the month immediately prior to the month in which the closure of each such Office occurred, provided that all fees payable to Franchisor and the Advertising Fund are made through the closure date, Franchisee complies with the procedures set forth in Section 14 with respect to such closed offices, no assignment of the franchise for such office(s) is involved without Franchisor's consent and such Office closures or sales do not reduce the COLDWELL BANKER System marketshare for the applicable market by greater than 10%. Any references to Gross Revenues in this Section 6.12(c) shall exclude all Gross Revenues attributable to sales agents transferred to another office of Franchisee that is subject to a franchise or membership agreement with what is (notwithstanding the last sentence of Section 6.6) at the time of such transfer a subsidiary of Cendant. Any determination of Franchisee's Gross Revenues for calendar year 1997 shall only include the period from August 29, 1997 through December 31, 1997.

6.13 SPECIAL OFFICES: Franchisor, in its sole discretion, may establish and modify from time to time special categories of business locations, for example: locations open only on a seasonal basis, locations open for a trial period of six months or less, and locations

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                                                                        BANKER



authorized to offer limited categories of services. Conditions relating to the opening, operation and closing of such special locations, including without limitation, signage, permitted services, the payment of fees and the like, shall be set forth in the Policy Manual.

6.14 ADMINISTRATIVE FEES: Franchisor, in its sole discretion, may charge a reasonable administrative fee as set forth in the Policy Manual for processing each of Franchisee's requests to amend the information set forth in Sections 2.1 through 2.6.

6.15 UPDATES: Franchisee will provide to Franchisor, on a monthly basis, an updated Office List which will reflect in each case any changes to the information contained therein for the prior month, which changes must have been approved by Franchisor.

6.16 INSURANCE: Franchisee shall, for the entire term of this Agreement, maintain at Franchisee's expense commercial general liability insurance for all of its operations (including operations under other franchise or membership agreements) in an amount not less than a $50,000,000 coverage limit per year (with a $1,000,000 coverage limit per occurrence). Franchisee shall, for the entire term of this Agreement, maintain at Franchisee's expense errors and omissions insurance for all of its operations (including operations under other franchise or membership agreements) in a coverage limit per year not less than the Yearly Insurance Limit (with a coverage limit per occurrence not less than 10% of the Yearly Insurance Limit). Franchisor reserves the right to establish minimum standards with which underwriters providing the aforementioned insurance coverage must comply. Said policies of insurance shall insure Franchisee against any liability which may arise in connection with the operation of Franchisee's real estate brokerage business and such collateral businesses as may be approved in writing by Franchisor and shall be in such form as Franchisor approves. If required by law, Workers' Compensation Insurance shall be carried on all employees and sales associates. All insurance policies maintained by Franchisee, other than Worker's Compensation Insurance, shall contain a separate endorsement naming Franchisor, Cendant and Cendant Finance Holding Corporation as additional insureds; shall not be subject to cancellation, except on ten (10) days written notice to Franchisor; and shall contain an express waiver of any and all rights of subrogation whatsoever against Franchisor. Franchisee shall cause certificates of insurance of all such policies and endorsements, showing compliance with the above requirements, to be deposited with Franchisor within thirty (30) days of the execution of this Agreement and annually thereafter.

"Yearly Insurance Limit" shall mean", for each calendar year of this Agreement,
-----------------------
(i) $10,000,000 if Franchisee's total revenue (as reported on Franchisee's financial statements) ("Total Revenue") for the calendar year immediately prior
                        -------------
to the calendar year for which the Yearly Insurance Limit is being calculated is not more than $2,500,000,000, (ii) $15,000,000 if Franchisee's Total Revenue for the calendar year immediately prior to the calendar year for which the Yearly Insurance Limit is being calculated is between $2,500,000,000 and $3,000,000,000 and (iii) $20,000,000 if Franchisee's Total Revenue for the calendar year immediately prior to the calendar year for which the Yearly Insurance Limit is being calculated exceeds $3,000,000,000.

6.17 INDEBTEDNESS:  Franchisee shall not, and shall not permit its subsidiaries
to, incur   Indebtedness if the Leverage Ratio (after giving effect to the incurrence of such Indebtedness) shall exceed 2.0 (3.0 if the Commitment has been exhausted and not replaced with an additional commitment of funds by Cendant or one of its subsidiaries on substantially equivalent terms). Leverage Ratio shall mean the ratio of total consolidated Indebtedness of Franchisee and its subsidiaries (excluding Cash Secured Loans (as

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                                                                        BANKER


defined below) and the outstanding principal amount of the existing development advance) to pro forma LTM EBITDA (pro forma meaning pro forma for the LTM EBITDA of brokerage offices acquired during such LTM including appropriate cost allocations to reflect operation on a standalone basis if the acquired business was part of a group of companies with shared expenses, but excluding anticipated synergies). "EBITDA" shall mean Franchisee's consolidated earnings from
             ------
continuing operations (excluding extraordinary gains or losses, Conversion Costs (as defined in the Acquisition Cooperation Agreement) and, as agreed between Franchisor, Franchisee and, until such time as Apollo owns less than 10% of Franchisee's outstanding common stock, Apollo, one-time or non-recurring items of income or expense) plus interest expense, provision for income taxes and depreciation and amortization expense. Immediately prior to any incurrence of Indebtedness by Franchisee (including Indebtedness incurred by Franchisee upon the acquisition of another entity or upon the assumption of liabilities of another entity), Franchisee shall furnish Franchisor with a certificate executed by its chief financial officer to the effect that such incurrence is not in violation of this section and that, based on Franchisee's business plan and a good faith forecast prepared at the time of incurrence, the Leverage Ratio is not reasonably expected to exceed 2.0, or 3.0, as the case may be, for the twelve full calendar months following such incurrence. Notwithstanding the foregoing, Franchisee shall not be prohibited from incurring (i) Cash Secured Loans in the ordinary course of business, (ii) working capital revolving loans not in excess of 2% of Franchisee's LTM Gross Revenue (under this Agreement and any other franchise or membership agreement with a subsidiary of Cendant) at any one time outstanding, (iii) letters of credit and hedging obligations in the ordinary course of business, (iv) Indebtedness to refinance existing Indebtedness provided that such Indebtedness is not greater than the Indebtedness so refinanced and (v) other Indebtedness not to exceed 1% of Franchisee's LTM Gross Revenue (under this Agreement and any other franchise or membership agreement with what is then (notwithstanding the last sentence of
Section 6.6) a subsidiary of Cendant) at any one time outstanding (the foregoing, collectively, "Permitted Indebtedness"); provided that the Permitted
                          ----------------------
Indebtedness incurred pursuant to clauses (ii), (iv) or (v) above shall be included in the calculation of the Leverage Ratio, for purposes of determining whether Indebtedness beyond the Permitted Indebtedness is permitted hereunder. "LTM" shall mean, at any time, the twelve consecutive full calendar months of such Person ending on the most recently completed full month for which financial statements prepared in accordance with generally accepted accounting principles consistently applied are available. "Cash Secured Loans" shall mean any loan
                                     ------------------
incurred in connection with title insurance and escrow operations to the extent that the principal and interest thereon is secured by an amount of cash or U.S. governmental securities to ensure the full payment of principal and interest thereon after giving effect to the interest income earned there on. "Indebtedness," at any date shall include, without duplication, (a) all
 ------------
indebtedness of Franchisee or its subsidiaries for borrowed money or for the deferred purchase price of property or services (other than current payables incurred in the ordinary course of business and payable in accordance with customary practices) and including earn-out or similar contingent purchase amounts, (b) any other indebtedness of Franchisee or its subsidiaries which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of Franchisee or its subsidiaries under capitalized leases, (d) all obligations of Franchisee or its subsidiaries in respect of acceptances issued or created for the account of Franchisee or its subsidiaries, (e) all liabilities secured by any lien on any property owned by Franchisee or its subsidiaries even though neither Franchisee nor its subsidiaries has assumed or otherwise become liable for the payment thereof, and (f) all guarantees by Franchisee or its subsidiaries of obligations of others

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                                                                        BANKER



(including the value of obligations of others secured by liens on the assets of Franchisee or its subsidiaries). For purposes of this section 6.17, Indebtedness shall include any outstanding amount of mandatorily redeemable preferred stock or preferred stock with scheduled mandatory redemptions, and shall not include
(i) pay-in-kind preferred stock that does not require Franchisee to make any cash payments (other than upon liquidation and does not include sanctions for the non-payment of cash, other than increasing the dividend rate to a rate not exceeding 13% per annum, (ii) perpetual cash-pay preferred stock that does not contain any sanctions for the non-paymnet of amounts provided for therein other than the right to elect (together with all other preferred stock other than preferred stock existing on the date hereof) no more than 2 directors to Franchisee's board of directors upon any default; provided that the rate thereon does not exceed 13% per annum and, at the time of issuance thereof, Franchisee would have been permitted under the Leverage Ratio test to incur Indebtedness with fixed charges equal to the fixed charges of such preferred stock and (iii) preferred stock outstanding on the date hereof and any shares paid thereon in accordance with the term thereof.

6.18 DIVIDENDS:   Notwithstanding anything else herein to the contrary,
Franchisee shall not be permitted to (i) incur Indebtedness to finance the payment of dividends or (ii) declare or pay any Extraordinary Dividend unless the Leverage Ratio (provided that the Leverage Ratio is calculated such that the consolidated indebtedness is net of cash and cash equivalents) at the time such dividend is declared and paid is no greater than 1.0. "Extraordinary Dividend"
                                                        ----------------------
shall mean any dividend or distribution which is not a regularly scheduled quarterly dividend consistent with past practice and which exceeds the lesser of
(x) 20% of Franchisee's net income for the fiscal year in which such dividend or distribution is declared minus dividends or distributions already paid during such fiscal year and (y) 20% of Franchisee's net income for the fiscal year in which such dividend or distribution is paid minus dividends or distributions already paid during such fiscal year. For the avoidance of doubt, the payment by the Franchisee of all or any part of the $45,000,000 dividend (the "Apollo Dividend")to Apollo Management, L.P. and/or its affiliates ("Apollo") pursuant
                                                             ------
to the Letter Agreement, dated as of the date hereof, among Franchisee, Cendant, Apollo and others, shall not be restricted in any manner by this Agreement, including this Section 6.18.

7.0  FRANCHISE ROYALTIES:

7.1  GROSS REVENUES: The phrase "Gross Revenues" means all moneys or things of
                                 --------------
value, calculated at their fair market value in United States currency, received or receivable (i.e., earned but not yet received) by Franchisee (including, without limitation, all revenues and commissions received by or on behalf of Franchisee's independent sales associates, regardless of whether or not such independent sales associates are entitled to retain all or part of such revenues or commissions), directly or indirectly, in connection with Franchised Services or the use of any of the Coldwell Banker Marks in any manner, without deducting any of Franchisee's multiple listing fees, advertising costs, commissions, overrides, bonuses, salaries, or any other costs or expenses, except referral fee expenses paid and payments to outside brokers.

     a.   Reserved.

     b. Moneys or things of value received or receivable by Franchisee solely from property management, title, escrow, mortgage or mortgage marketing services (including fees under the Marketing Agreement (defined below)), referral network dues,

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                                                                        BANKER

desk rental fees, broker price opinions and home warranty fees shall not be included in Gross Revenues. Property management services shall not include any property management commissions paid to Franchisee's brokers, for which royalties will be charged.

        c. Moneys or things of value received as interest or investment income, including interest or investment income in connection with title and escrow deposits and/or arbitrage loans shall not be included in Gross Revenues.

        d. Deductions made for special fees, employee home purchases and salesperson home purchases shall not be included as Gross Revenues.

        e.     Reserved.

        f. The term Gross Revenues shall not include Gross Revenues for which a royalty fee is paid pursuant to franchise agreements between Franchisee and any other Cendant subsidiary, currently Century 21 Real Estate Corporation and ERA Franchise Systems, Inc.

7.2  ROYALTIES:

        a. Franchisee shall pay to Franchisor continuing royalties ("Royalties") in an amount equal to six percent (6%) (the "Regular Royalty") of
  ---------                                                ---------------
all Gross Revenues. Royalties are due and payable in United States currency on or before the tenth day of the month following the settlement or close of each transaction which generates Gross Revenues, on or after the Effective Date, including sales contracts and other transactions and contracts entered into or made before the Effective Date. Upon expiration or termination of this Agreement, Royalties shall remain payable as to all transactions entered into, or sales contracts made, prior to the date of such expiration or termination. In addition to Royalties payable hereunder, pursuant to the terms and conditions of the Incremental Royalty Agreement, Franchisee shall be required to pay Franchisor from time to time, additional royalties based upon the consolidated performance of all of Franchisee's real estate brokerage businesses, until the termination of the Incremental Royalty Agreement. Notwithstanding the Regular Royalty set forth in the first sentence of this section, upon the opening of a new office by Franchisee as a result of an acquisition of an existing real estate brokerage company which was not affiliated with any Cendant franchise brand immediately prior to such acquisition, which acquisition did not involve Cendant's or one of its subsidiaries' acquisition of trademarks and was not consummated using funds from Cendant or one of its subsidiaries (I) while the commitment to provide funds under the Acquisition Cooperation Agreement (the "Commitment") has not been exhausted, and Franchisee has requested in writing
 ----------
for Cendant to use its funds (which request is made in good faith and pursuant to the Acquisition Cooperation Agreement) and Cendant has declined to do so, and provided that Franchisee is in compliance with the Acquisition Cooperation Agreement, the royalty fee applicable to gross revenues attributable to those sales agents affiliated with such office immediately prior to such acquisition and new agents recruited for, and working at, such office (other than those agents recruited from another one of Franchisee's offices, whether such office is operating under this Agreement or any other agreement between Franchisee and a subsidiary of Cendant) shall be equal to: (i) 4% if the offices acquired in such acquisition had LTM Gross Revenues of up to $5,000,000, (ii) 3% if the offices acquired in such acquisition had aggregate LTM Gross



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                                                                        BANKER

Revenues between $5,000,000 and $10,000,000, and (iii) 2% if the offices acquired in such acquisition had aggregate LTM Gross Revenues in excess of $10,000,000; provided that if Franchisor's impact review policy would have, in
             --------
Franchisor's sole determination, prevented Franchisee from opening such office due to the proximity of such office to Franchisee's existing COLDWELL BANKER office (the "Impacted Office") if not for the fact that Franchisee also owns the
             ---------------
Impacted Office, the royalty fee applicable to gross revenues attributable to sales agents working in such office at the time of such acquisition and new agents recruited for, and working at, such office (other than those agents recruited from another one of Franchisee's offices, whether such office is operating under this Agreement or any other agreement between Franchisee and a subsidiary of Cendant) shall be equal to: (i) 3% if the offices acquired in such acquisition had aggregate LTM Gross Revenues of up to $5,000,000 and (ii) 2% if the offices acquired in such acquisition had aggregate LTM Gross Revenues in excess of $5,000,000 and (II) after the Commitment has been exhausted, and Franchisee has requested in writing for Cendant to use its funds (which request is made in good faith and on equivalent terms, economic and other, to those in the Acquisition Cooperation Agreement) and Cendant has declined to do so, the royalty fee applicable to gross revenues attributable to those sales agents affiliated with such office immediately prior to such acquisition and new agents recruited for, and working at, such office (other than those agents recruited from another one of Franchisee's offices, whether such office is operating under this Agreement or any other agreement between Franchisee and a subsidiary of Cendant) shall be equal to: (i) 4% if the offices acquired in such acquisition had aggregate LTM Gross Revenues of up to $5,000,000 and (ii) 3% if the offices acquired in such acquisition had aggregate LTM Gross Revenues in excess of $5,000,000; provided that if Franchisor's impact review policy would have, in
            --------
Franchisor's sole determination, prevented Franchisee from opening such office due to the proximity of such office to an Impacted Office if not for the fact that Franchisee also owns the Impacted Office, the royalty fee applicable to gross revenues attributable to sales agents working in such office at the time of such acquisition and new agents recruited for, and working at, such office (other than those agents recruited from another one of Franchisee's offices, whether such office is operating under this Agreement or any other agreement between Franchisee and a subsidiary of Cendant) shall be equal to 3%. Notwithstanding the foregoing, if Franchisee transfers the operations of one Office ("Office A") to another Office ("Office B"), or combines the operations
         --------                       --------
of any two Offices ("Office A" and "Office B") the royalty fee applicable to
                     --------       --------
Gross Revenues generated at the combined Office or the Office to which the operation were transferred, shall be equal to (X) the LTM Gross Revenues for Office A divided by LTM Gross Revenues for Office A and Office B, multiplied by the royalty fee applicable to Office A, plus (Y) the LTM Gross Revenues for Office B divided by LTM Gross Revenues for Office A and Office B multiplied by the royalty fee applicable to Office B. For purposes of this Agreement, the determination of whether the Commitment has been exhausted shall be made assuming the fifth anniversary of the date of the Acquisition Cooperation Agreement has passed. Notwithstanding anything in this Agreement to the contrary, royalties are payable under this Section 7.2 with respect to Transition Offices.

     b. In addition to the Royalty Fees identified in (a) above, Franchisee shall pay to Franchisor (A) an additional monthly royalty hereunder, payable on the tenth day of each month (in the case of the first month in which this Agreement is in effect, payable on the Effective Date) beginning on the first month in which this Agreement is in effect, in an amount equal to: (i) $166,667 plus (ii) beginning in the month in which the Apollo Dividend is paid, $250,000 if the initial public offering of common stock of Franchisee (the "IPO") has not
                                                                   ---
occurred by the first date of each such month

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                                                                        BANKER


plus(iii) one-half of the federal income tax payable by Cendant or one of its subsidiaries in respect of the gain on the sale of assets to Franchisee or one of its subsidiaries pursuant to a transaction described in Section 5.8(c) of the Stockholders Agreement or Section 2.1(c) of the Acquisition Cooperation Agreement (whether such transaction occurred prior to or after the date hereof) divided by 12 and multiplied by 0.2 plus (iv) beginning on the month following the month in which a Triggering Event (as defined in Schedule A hereof) occurs, an additional amount calculated in accordance with Schedule A attached hereto and (B) an additional royalty equal to 0.15% of Franchisee's Total Revenue for each fiscal quarter, paid at the end of each fiscal quarter (beginning with the first full fiscal quarter after the date hereof) in which Franchisee's aggregate EBITDA for such fiscal quarter and the prior three fiscal quarters exceeds $225,000,000, until such time as a royalty has been paid under this clause (B) 20 times. Notwithstanding anything else herein to the contrary, this Section 7.2(b) will survive until termination of all franchise or membership agreements between Franchisee and any subsidiary of Cendant. "Stockholders Agreement" shall
                                                   ----------------------
mean the Stockholders Agreement, dated as of August 11, 1997 between and among Franchisee and the Stockholders thereof identified on Schedule A thereto, as amended or restated from time to time.

7.3  RESERVED.

8.0  THE ADVERTISING FUND:

8.1 ADMINISTRATION: Recognizing the value of advertising to the goodwill and public image associated with the Coldwell Banker Marks, Franchisor, in its sole discretion, may establish, maintain and administer a special fund (the

"Advertising Fund") for the creation and development of such advertising, public
-----------------
relations, promotional and related programs and materials as Franchisor may deem appropriate. Franchisor shall disburse moneys from the Advertising Fund for the purposes described above. The Advertising Fund shall be administered in the following manner:

a. Real estate offices owned by Franchisor's Related Parties, except referral centers, shall contribute to the Advertising Fund on the same basis as Franchisee. The moneys contributed to the Advertising Fund ("Advertising Fees")
                                                              ----------------
shall be accounted for separately from Franchisor's other funds, but may be deposited in any of Franchisor's general accounts and commingled with Franchisor's funds.

b. The Advertising Fund may not be used to defray any general operating expenses of Franchisor and its Related Parties, except as follows:

1. Franchisor and its Related Parties shall be entitled to payment from the Advertising Fund for actual administrative expenses incurred with respect to the Advertising Fund; provided, however, that such expenses shall not, in the aggregate, exceed fifteen percent (15%) of the annual gross contributions to the Advertising Fund; and

2. Franchisor and its Related Parties also shall be entitled to payment from the Advertising Fund for the actual costs incurred in the production of advertising, public relations and promotional materials.

c. Franchisor shall determine, in its sole discretion, the cost, form of media, content,

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                                                                 [LOGO] COLDWELL
                                                                        BANKER



format, production, timing (including regional or local concentration and seasonal exposure), location and all other matters relating to the advertising, public relations and/or promotional campaigns sponsored by the Advertising Fund, including without limitation the sponsorship of joint campaigns with Franchisor's Related Parties.

d. All disbursements from the Advertising Fund shall be made first from any interest income earned on deposits and then from contributions to the Advertising Fund. Franchisor may spend in any fiscal year an amount greater or less than the contributions to the Advertising Fund in that year. The Advertising Fund may borrow from Franchisor or other lenders to cover deficits of the Advertising Fund. Franchisor may cause the Advertising Fund to invest any surplus for future use by the Advertising Fund. In the event that Advertising Fund contributions made by any of Franchisor's Related Parties in any calendar year exceed the total amount required to be contributed during such calendar year, such Related Parties shall have the right to be reimbursed to the extent of such excess contributions from any amounts subsequently contributed to the Advertising Fund or to use such excess as a credit against future contributions that may become due.

e. On or before April 30th of each year, Franchisor shall prepare annual financial statements of the Advertising Fund, certified to be correct by an officer of Franchisor, and furnish Franchisee with a copy thereof upon written request. The books and records of the Advertising Fund shall be available for inspection by Franchisee at Franchisor's principal place of business during Franchisor's normal business hours, upon 15 days' prior written notice from Franchisee.

f. Franchisor, in its sole discretion, may determine that all or any portion of the Advertising Fund should be used for advertising on a local level by the contributors to the Advertising Fund. In such event, Franchisor shall have the right to return all or such portion of the Advertising Fund to the contributors, pro rata, for local advertising upon such terms and conditions as Franchisor shall specify.

g. Except as expressly provided in this Article 8.0, Franchisor assumes no direct or indirect liability or obligation to Franchisee with respect to the maintenance, direction or administration of the Advertising Fund.

8.2 ADVERTISING FEES: Franchisee shall pay Advertising Fees to Franchisor for the purposes of the Advertising Fund in an amount equal to two and one-half percent (2.5%) of Franchisee's monthly Gross Revenues (including Gross Revenues attributable to Transition Offices) up to a maximum of $817 per Office per month, but not less than $222 per Office per month.

a. If the Effective Date occurs before the 16th day of a calendar month, the first payment of Advertising Fees shall be due and payable on the tenth day of the following calendar month. If the Effective Date occurs after the 15th day of a calendar month, the first payment of Advertising Fees shall be due and payable on the tenth day of the second following calendar month. Advertising Fees are due and payable on the tenth day of each subsequent calendar month throughout the Term. Any Advertising Fees not received by the 15th day of the month when they are due shall be considered past due.

b. The maximum and minimum Advertising Fees may be adjusted by Franchisor, in its sole discretion, as of January 1st of each year in an amount up to a maximum of any

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                                                                 [LOGO] COLDWELL
                                                                        BANKER


annual percentage increase of the cost of living index for the immediately preceding year. The cost of living index shall be the index number in the table relating to "Consumer Price Index -United States City Average, All Items, for Urban Wage Earners and Clerical Workers" as presently published in the "Monthly Labor Review" of the Bureau of Labor Statistics for the United States Department of Labor for the month of September of each year. In the event that the Bureau ceases publishing this cost of living index or materially changes the method of its computation or other features thereof, Franchisor may select comparable statistics published by another governmental agency, a financial periodical or other recognized authority. Notwithstanding the foregoing, the maximum and minimum Advertising Fees will be adjusted consistently with all other franchisees of Franchisor.

c. Franchisor may determine that the maximum and minimum Advertising Fees required to be made by each contributor to the Advertising Fund pursuant to this
Article 8.0 are greater than required to effectively conduct the advertising, public relations and/or promotional campaigns of the Advertising Fund. Franchisor shall have the right to reduce the maximum and minimum Advertising Fees by such amount and for such period of time as Franchisor deems appropriate. All contributors to the Advertising Fund shall be treated equally with respect to any such reduction. In the event of any such reduction, Franchisor shall have the right, upon at least 30 days' written notice to Franchisee, to restore the maximum and minimum Advertising Fees to an amount which shall not exceed the allowable maximum and minimum Advertising Fees otherwise specified in this
Section 8.2, including any authorized cost of living increases.

d. Franchisor, in its sole discretion, may impose additional assessments upon Franchisee for special advertising, public relations and/or promotional activities in a particular area designated by Franchisor if eighty percent (80%) of the Coldwell Banker real estate franchisees located in such area agree to the additional assessments. Franchisee agrees to pay all such assessments in a timely manner.

9.0  THE COLDWELL BANKER MARKS:

9.1 OWNERSHIP AND GOODWILL: Franchisee acknowledges and agrees that Franchisee's right to use the Coldwell Banker Marks is derived solely from this Agreement and is limited to conducting the Franchised Business in compliance with this Agreement. Franchisee agrees to use the Coldwell Banker Marks only in accordance with the System Standards. Any unauthorized use of any of the Coldwell Banker Marks by Franchisee constitutes a breach of this Agreement and an infringement of the rights of Franchisor and Coldwell Banker Corporation to the Coldwell Banker Marks.

a. Franchisee acknowledges and agrees that any use of any of the Coldwell Banker Marks for any transaction, business or service not included within the definition of Franchised Services (except when Franchisee has obtained Franchisor's prior written consent) shall be deemed an unauthorized use of the Coldwell Banker Marks.

b. This Agreement does not confer on Franchisee any goodwill or other interests in any of the Coldwell Banker Marks. Franchisee's use of the Coldwell Banker Marks and any goodwill established thereby will inure to the exclusive benefit of Franchisor and Coldwell Banker Corporation. Franchisee shall not at any time during or after the Term contest or assist any other Person in contesting the validity or ownership of any of the Coldwell Banker Marks.

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                                                                 [LOGO] COLDWELL
                                                                        BANKER


c. Upon the expiration of this Agreement without renewal or upon the earlier termination of this Agreement, Franchisee shall immediately cease using any and all of the Coldwell Banker Marks. If Franchisee does not cease such use in any manner, Franchisor shall have the right to execute in Franchisee's name and on its behalf any and all documents necessary, in Franchisor's sole judgment, to end all use by Franchisee of the Coldwell Banker Marks. Franchisee hereby irrevocably appoints Franchisor as Franchisee's attorney-in-fact to execute any and all such documents.

9.2 NOTIFICATION OF INFRINGEMENTS AND CLAIMS: Franchisee shall immediately notify Franchisor of any apparent infringement of, or challenge to, Franchisee's use of any of the Coldwell Banker Marks or any claim by another Person of any rights to any of the Coldwell Banker Marks. Franchisee shall not communicate with any Person, other than Franchisor and its counsel, in connection with any such infringement, challenge or claim. Franchisor shall have sole discretion to take such action as it deems appropriate and the right to control exclusively any litigation, any U.S. Patent and Trademark Office proceeding or any other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any of the Coldwell Banker Marks. Franchisee shall execute any and all instruments and documents, render such assistance and do such acts and things as may be necessary or advisable, in the opinion of Franchisor's counsel, to protect and maintain Franchisor's interests in the Coldwell Banker Marks.

9.3 FRANCHISEE'S USE OF THE COLDWELL BANKER MARKS: Franchisee shall use the Coldwell Banker Marks in combination with Franchisee's business name set forth in Section 2.1. Franchisee shall file and keep current, as required by law, a fictitious business name statement or similar document with respect to Franchisee's business name. Franchisee shall identify itself as the independent owner of the Franchised Business in the manner Franchisor prescribes from time to time in the Policy Manual. Other than Franchisee's corporate names that are in effect as of the date of this Agreement and which have been disclosed in writing to Franchisor, Franchisee shall not use any of the Coldwell Banker Marks as part of any corporate name or in any other manner not expressly authorized in writing by Franchisor. Franchisee acknowledges and agrees that in the event this Agreement is terminated for any reason, Franchisee shall promptly change all corporate names to a name which does not contain the words "Coldwell Banker". Franchisee agrees to supervise all of its employees and agents to ensure proper use of the Coldwell Banker Marks and compliance with this Agreement.

9.4 CHANGES IN THE USE OF THE COLDWELL BANKER MARKS: If it becomes advisable at any time in Franchisor's sole discretion for Franchisor and/or Franchisee to modify or discontinue the use of any of the Coldwell Banker Marks and/or to use one or more additional or substitute trademarks, service marks or trade dress, Franchisee agrees to comply with Franchisor's directions within a reasonable time after written notice. Franchisor shall have no liability or obligation whatsoever with respect to Franchisee's modification or discontinuance of any of the Coldwell Banker Marks or in connection with the use or promotion of any substitute trademark, service mark or trade dress.

10.0 FRANCHISE OWNERSHIP AND TRANSFER:

10.1 OWNERSHIP: This Agreement is personal to Franchisee. Franchisor has entered into this Agreement in reliance upon, and in consideration of, the skill, qualifications and representations of Franchisee and its employees, officers and employees. Franchisee

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                                                                 [LOGO] COLDWELL
                                                                        BANKER


may not Transfer the Franchise or delegate its duties under this Agreement without advance written approval of Franchisor, which approval may be withheld in Franchisor's sole determination.

10.2 Transfer: The phrase "Transfer the Franchise" means the voluntary or
                           ----------------------
involuntary, direct or indirect, sale, assignment, transfer, license, sublicense, subfranchise, sublease, collateral or conditional assignment, inter-vivos transfer, testamentary disposition, pledge, encumbrance, creation of a security interest in, or any other disposition of this Agreement, any interest in or right under this Agreement or the assets, revenues or income of Franchisee or the Franchised Business, including without limitation:

a.   reserved;

b.   reserved;

Any transfer, out of the ordinary course of business, of any of the assets used in the Franchised Business, whether or not in conjunction with a transfer of Franchisee's rights under this Agreement;

d. Any transfer in, or as a result of, insolvency, corporate or partnership dissolution proceeding or otherwise by operation of law;

e.   reserved; or

f. Any foreclosure upon assets of the Franchised Business or the transfer, surrender or loss by Franchisee of possession, control or management of the Franchised Business.

Notwithstanding anything to the contrary herein, each party acknowledges that transfers of interests in Franchisee by Sponsors (as defined in the Stockholders Agreement) in accordance with the terms of the Stockholders Agreement shall not violate this Section 10.

10.3 RESERVED.

10.4 RESERVED

10.5 RESERVED

10.6 RESERVED.

10.7 RESERVED.

11.0 RECORDS, REPORTING AND INSPECTIONS:

11.1 RECORDS: Franchisee shall keep and maintain such accurate and complete business records as Franchisor prescribes in the Policy Manual, including without limitation, bookkeeping and accounting records, sales and income tax records and returns, and other records of Franchisee for the Franchised Business, for any Ancillary Services business operated by Franchisee or any of its Related Parties, and for any other business operated by Franchisee. Business records for separate businesses shall be separately identified. All such records shall be kept and maintained at the applicable Office unless otherwise approved in writing by Franchisor.

11.2 PERIODIC REPORTS: Franchisee shall furnish to Franchisor business information (including listing, sales and other customer information) at the times and on such forms as Franchisor may designate in the Policy Manual from time to time, including without limitation:

a. Within 24 hours after the acceptance of an offer, a report of the transaction that has been commenced or the sales contract that has been made;

b. Not later than the 10th day of each month, a report of Gross Revenues for the preceding month; and

c. At Franchisor's request only, 90 days after the end of each calendar year, a year-end balance sheet, income statement and statement of cash flow of the Franchised Business for such year, reflecting all year-end adjustments.

11.3 VERIFICATION AND USE OF INFORMATION: Each business report and financial statement shall be signed and verified by Franchisee in the manner prescribed by Franchisor in the Policy Manual. None of such information shall be considered confidential by the parties. Franchisor shall have the rights to use information derived from such reports and statements for its own business purposes, to disclose such information as may be required by law and governmental authority, and to aggregate such information with other franchisee information and disclose such aggregated information as Franchisor deems appropriate.

11.4 ELECTRONIC COMMUNICATIONS: The parties contemplate the rapid development of computer systems and methods of reporting and communicating by tele-transmission during the Term. Franchisee agrees to use its best efforts to obtain and use computer equipment, software, communications capabilities and reporting formats which are fully compatible with any computer system that Franchisor, in its sole discretion, may employ from time to time. Any failure of Franchisee's computer equipment, software, communications capabilities, and reporting formats to be compatible with Franchisor's systems shall not result in Franchisees failure to timely satisfy Franchisee's obligations under this Agreement.

a. Franchisor shall include specifications for such equipment and software in the Policy Manual. Franchisor expressly reserves the right to modify such specifications from time to time.

b. The proper use of such equipment and software to report to Franchisor shall be deemed to fulfill the reporting requirements of Sections 11.2 and 11.3. In connection with any electronic communication between the parties' computer systems, Franchisor and Franchisee agree that:

1. The parties shall electronically transmit to, or receive from, each other such reports and communications as are listed from time to time in the Policy Manual (collectively "Electronic Reports"). All Electronic Reports shall be
                      ------------------
transmitted in accordance with the procedures specified in the Policy Manual.

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                                                                 [LOGO] COLDWELL
                                                                        BANKER


2. Each party, at its own expense, shall provide and maintain the equipment, software, services and testing necessary to effectively and reliably transmit and receive Electronic Reports.

3. No information contained in any Electronic Report shall be considered confidential by the parties. Franchisor and Franchisee shall have the rights to use all information derived from any Electronic Report for their own business purposes and to disclose such information as may be required by law and governmental authority. Franchisor shall have the right to aggregate all of franchisee's information with other franchisee information and to disclose such aggregated information as Franchisor deems appropriate. Franchisor specifically indemnifies Franchisee against any claims (including reasonable attorney's fees) incurred by Franchisee out of Franchisor's use of the Electronic Reports in violation of applicable law.

4. Any Electronic Report properly transmitted pursuant to this Agreement shall be considered to be a "writing" or "in writing," and any such Electronic Report shall be deemed for all purposes to constitute an "original" when printed from electronic files or records established and maintained in the normal course of business.

5. Absent manifest error, no party shall contest the validity, enforceability or admissibility of any Electronic Reports properly transmitted pursuant to this Agreement, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceeding.

11.5 RIGHTS TO INSPECT AND AUDIT: At any reasonable time and upon three business days' notice, Franchisor and its designated agents shall have the rights to inspect the Franchised Business; to interview and survey Franchisee's personnel and clients; and to review and audit the business records, bookkeeping and accounting records, sales and income tax records and returns and other records of Franchisee, including the records of the Franchised Business, any Ancillary Services business operated by Franchisee or any of its Related Parties, and any other business operated by Franchisee. Franchisee shall cooperate fully with Franchisor and its representatives in conducting any such inspection or audit.

11.6 UNDERSTATEMENT OF GROSS REVENUES: If any inspection or audit discloses an understatement of Gross Revenues, then Franchisee shall pay to Franchisor, within 7 days after receipt of the inspection or audit report, the Royalties and Advertising Fees due on the amount of such understatement, plus late charges and interest (as provided in Section 17.5) from the date originally due until the date of payment. Further, if such inspection or audit is made necessary by Franchisee's failure to furnish reports, records or information on a timely basis; if Franchisee's financial records require a substantial effort by Franchisor's auditors to be placed in a condition readily conducive to audit (whether or not such audit subsequently discloses any underpayment or overpayment); or if an understatement of Gross Revenues for the period of any audit is determined by Franchisor to be greater than two percent (2%), Franchisee shall reimburse Franchisor for the cost of such audit or inspection, including without limitation, the charges of any attorneys and independent accountants; all travel expenses, room and board; and compensation of Franchisor's employees and designated agents who participated in such audit or inspection.

12.0 RENEWAL OF THE FRANCHISE:   Upon the expiration of each term hereof

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                                                                 [LOGO] COLDWELL
                                                                        BANKER



(other than upon a termination by Franchisor), Franchisee shall have the option to extend the term hereof for an additional 50 years, provided that, Franchisee
                                                      -------- ----
complies with all of the following:

     (i) At the time of the extension of the term hereof, Franchisee shall not be in material default under Franchisee's existing Franchise Agreement or any other agreement or obligation Franchisee may have with Franchisor (such as other COLDWELL BANKER franchise agreements), including, but not limited to, Franchisee's obligations to (x) pay Royalties, Advertising Fees, interest and late charges, audit fees and other properly chargeable amounts; and (y) comply with the Policy Manual, including trade name and logo guidelines.

     (ii) Franchisee shall deliver to Franchisor written notice of Franchisee's intent to renew not more than one hundred eighty (180) days and not less than ninety (90) days prior to the Expiration Date of the term under which Franchisee is then operating; if no such notice has been received by Franchisor at least ninety (90) days but not more than one hundred eighty (180) days prior to said Expiration Date, then Franchisee's option to extend the term hereof shall be extinguished and Franchisor shall have the right, during the ninety (90) day period prior to said Expiration Date, subject to local law, and notwithstanding any other provision of this Agreement, to market, grant, place and/or operate franchises in the general vicinity of any of Franchisee's Offices. Upon receipt of such notice, the term hereof shall automatically and without further action be extended to a date 50 years from the date the term of this Agreement was otherwise to terminate.

     (iii) Franchisee, as a condition for extending the term hereof, shall make such reasonable expenditures as Franchisor may require, pursuant to Section 6.10, as are necessary to conform with Franchisor's standards for interior and exterior office size, decor, overall attractiveness and cleanliness then in effect.

     (iv) Franchisee shall pay no initial franchise fee or renewal fee in connection with extending the term hereof.

     OTHER THAN AS SET FORTH IN THIS SECTION, NEITHER PARTY HAS RENEWAL RIGHTS.

13.0 DEFAULT AND TERMINATION:

13.1 RIGHT TO TERMINATE: Franchisor may terminate this Agreement for good cause. As used in this Article 13.0, the meaning of the phrase "good cause" shall include, without limitation, each cause expressly set forth in Sections 13.2 and 13.3, and Franchisee's failure to comply with any other lawful requirement of this Agreement. This Agreement may not be terminated except as expressly provided herein or as permitted under applicable law.

13.2 IMMEDIATE TERMINATION: Franchisee and Franchisor agree that certain acts, omissions or conditions fundamentally undermine their relationship. Franchisee agrees that this Agreement and the franchise relationship or the franchise for a particular Office or Offices, as indicated, may be terminated by Franchisor, in its sole discretion, immediately upon written notice of termination to Franchisee based upon the occurrence of any of the following acts, omissions or conditions all of which constitute a material breach of this Agreement.

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                                                                 [LOGO] COLDWELL
                                                                        BANKER



a. Franchisee is insolvent by reason of its inability to pay its debts or other financial obligations as they mature;

b.   Franchisee's bank accounts, property or accounts receivable are attached;

c. A final judgment against Franchisee in the amount of $10,000,000.00 or more remains unsatisfied of record for 30 days or longer;

d.   Execution is levied against the business or property of Franchisee;

e. Suit is filed to foreclose any lien or mortgage against any of the assets of Franchisee and such suit is not dismissed or stayed within 60 days after the filing date;

f. Franchisee voluntarily dissolves or liquidates, or has a petition filed for corporate or partnership dissolution and such petition is not dismissed within 30 days after the filing date;

g.   Reserved;

h. Franchisee has made any material misrepresentation or omission in the application for the franchise conferred by this Agreement or in any other information provided pursuant to this Agreement;

i. Franchisee or any of its employees, officers or directors is or has been convicted of, or pleads or has pleaded no contest to, any crime or offense that Franchisor determines might adversely affect the goodwill associated with the Coldwell Banker Marks;

j. Franchisee has engaged in an action or a failure or refusal to act which endangers public health or safety; or

k. Upon any merger, consolidated or reorganization, or sale or transfer or any series of sales or transfers (whether related or unrelated) that result in thirty percent (30%) or more of the voting power or the outstanding shares of Franchisee's common stock being owned beneficially or of record by a single person or group (each as defined in Section 13)d)(3) of the Securities Exchange Act of 1934, as amended) (other then Cendant or any successor thereto or Apollo) (the "Acquiring Person") whether by operation of law or otherwise, unless the
      ----------------
prior written consent of Franchisor shall have been obtained; provided that the Acquiring Person still owns such 30% or more ten business days after notice to the Acquiring Person (which notice Franchisee hereby agrees to deliver to the Acquiring Person and Franchisor). For purposes of determining the outstanding shares of Franchisee's common stock, securities convertible into (but not exercisable for) common stock shall be deemed to have been converted into common stock. Notwithstanding anything to the contrary herein, transfers of interest in the Franchisee by Sponsors (as defined in the Stockholders Agreement) in accordance with the terms of the Stockholders Agreement shall not be a termination event under this Agreement.

13.3 TERMINATION AFTER OPPORTUNITY TO CURE: Franchisor also shall have the right to terminate this Agreement in its entirety or with respect to individual Offices, as indicated,

                                       26
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                                                                 [LOGO] COLDWELL
                                                                        BANKER


effective immediately upon written notice of termination, if Franchisee, after reasonable notice and opportunity to cure (which need not be longer than 30 days):

a.   Reserved;

b. Makes any unauthorized use of the Coldwell Banker Marks or any unauthorized use or disclosure of any Confidential Information, as defined in Section 15.1, or uses, duplicates or discloses any portion of the Policy Manual in violation of this Agreement;

c. Violates any law, ordinance or regulation relating to the operation of the Franchised Business, including without limitation, laws and regulations governing the licensing and operation of real estate businesses;

d. Fails to report Gross Revenues accurately or on a timely basis, or to make payments of any amounts due Franchisor for Royalties, Advertising Fees or any other amounts due Franchisor or any of its Related Parties under this Agreement or any other agreement with Franchisee or any of its Related Parties;

e. Attempts to Transfer the Franchise or closes any transaction to Transfer the Franchise without the prior written consent of Franchisor;

f. Surrenders or transfers control or supervision of the operation of any Office to a Residential Manager who has not satisfactorily completed the Orientation and been accepted in writing by Franchisor; or

g. Fails to comply with or perform any other lawful requirement of this Agreement or any other agreement between Franchisor or any of its Related Parties and Franchisee or any of its Related Parties (including any Cendant brand real estate franchise agreements).

14.0 OBLIGATIONS UPON EXPIRATION OR TERMINATION:

14.1 CONTINUING OBLIGATIONS: All obligations of Franchisee under this Agreement which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied in full or by their nature expire.

14.2 PAYMENTS OWED TO FRANCHISOR: Except for Royalties which may become due on transactions that have not yet closed, Franchisee shall pay to Franchisor and its Related Parties within 30 days after the date of termination of this Agreement or the Expiration Date if the franchise is not renewed, all Royalties, Advertising Fees, amounts owed for purchases from Franchisor or its Related Parties, late payment charges, interest due and all other amounts owed to Franchisor or its Related Parties which are then unpaid.

14.3 DISCONTINUANCE OF THE FRANCHISED BUSINESS: Franchisee agrees that upon termination of this Agreement or upon expiration if the franchise is not renewed, Franchisee will with respect to each terminated office:

a. Not directly or indirectly at any time or in any manner identify itself or any business as a current or former franchisee of Franchisor or use any of the Coldwell

                                       27
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                                                                 [LOGO] COLDWELL
                                                                        BANKER


Banker Marks or any imitation thereof, or in any other way indicate that Franchisee is or has been a Coldwell Banker franchisee for any purpose, except as may be required by law or governmental authority;

b. Take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to Franchisee's use of any of the Coldwell Banker Marks;

c. Give written notification to the telephone company and all telephone directory publishers of the termination or expiration of Franchisee's right to use any of the Coldwell Banker Marks in connection with any telephone number or any regular, classified or other telephone directory listings;

d. Give Franchisor and its agents access to all books and records, and fully cooperate with Franchisor and its agents in order for them to conduct an audit pursuant to Section 11.5;

e. Immediately discontinue using, for any purpose, all signs, advertising materials, forms, and other materials and supplies which display or include any of the Coldwell Banker Marks;

f. Immediately cease using any Confidential Information, as defined in Section 15.1, in any business or otherwise, and return to Franchisor all copies of the Policy Manual and all other materials containing information about the Coldwell Banker System, regardless whether such materials have been purchased by Franchisee; and

g. Furnish to Franchisor, within 30 days after the effective date of termination or the Expiration Date, evidence satisfactory to Franchisor of Franchisee's compliance with the foregoing obligations.

14.4 ADDITIONAL REMEDIES FOR BREACH.

     a.   In the event that prior to the expiration of any term hereof, there is
(i) a failure to pay royalties on a timely basis, (ii) a termination of this Agreement by Franchisee, (iii) any breach of Section 6.12(c) hereof due to the willful closure or willful deidentification of Offices in excess of those permitted to be closed or deidentified pursuant to Section 6.12(c), (iv) any breach of Section 6.12(c) hereof due to the closure or deidentification of in excess of 20 of the Offices permitted to be closed or deidentified pursuant to
Section 6.12(c), (v) termination of this Agreement pursuant to Section 13.2(k),
(vi) the affiliation by Franchisee with another real estate brokerage system (other than a system owned by Cendant), or (vii) any breach of this Agreement by Franchisee (other than a breach of Section 5.8 hereof) that has, or is reasonably expected to have, a material adverse effect on the COLDWELL BANKER System, in each case other than clause (v) above after notice to Franchisee and a reasonable opportunity to cure (each, a "Liquidated Damages Event"),
                                           ------------------------
Franchisee shall immediately become obligated to pay Franchisor Franchisor's "lost future profits" (as hereinafter defined). For purposes of this Agreement "lost future profits" for an office shall consist of all royalty fees which Franchisee would have paid to Franchisor with respect to such office from the date of the Liquidated Damages Event through the earlier of the end of the then-current term of this Agreement, had there been no Liquidated Damages Event, and 25 years from the date of the Liquidated Damages Event. The parties acknowledge and agree

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that it would be impracticable and extremely difficult to calculate the actual amount of lost future profits payable by Franchisee, and that the following method of calculation represents a fair and reasonable estimate of foreseeable lost future profits: Lost future profits shall be calculated on an Office by Office basis by determining the average monthly royalty fee payment payable by the Franchisee to Franchisor for each such Office from the commencement date of this Agreement through the date of the Liquidated Damages Event, and multiplying these average amounts by the lesser of (i) the actual number of months (and any fraction thereof) remaining between the date of the Liquidated Damages Event and the end of the then-current term of this Agreement and (ii) 300. Lost future profits shall be payable with respect to all of Franchisee's Offices, provided that in the case of clauses (iii) and (iv) of the definition of Liquidated Damages Event, lost future profits shall only be payable with respect to the Offices closed or deidentified in violation of Section 6.12(c) (including the 20 permitted to be closed or deidentified before clause (iv) becomes effective). Franchisee acknowledges that the lost future profits set forth in this section are fair and reasonable, in light of the fact that Franchisor's affiliate has participated in Franchisee's prior acquisitions and will participate in Franchisee's future acquisitions by purchasing the tradenames and trademarked operating names of the acquired entities with the intention of licensing such names, together with the names licensed hereunder, to Franchisee and the expectation of royalties in consideration of the use of such names, for the full term of this Agreement.

b. In addition, the parties agree that in event of a termination, for any and all offices, of this Agreement by Franchisor by reason of a breach of this Agreement by Franchisee, other than a termination which is a Liquidated Damages Event, the parties agree that Franchisor is not entitled to any damages for lost future profits and Franchisor shall be required to pursue its other remedies in connection with such breach under this Agreement and under applicable law.

c. Franchisee acknowledges that in addition to the provisions contained in this Section 14, Franchisee will, upon a termination of this Agreement prior to its Expiration Date, also be responsible to Franchisor for such additional common law damages as may be payable by Franchisee to Franchisor as a result of said termination.

d. Franchisee acknowledges that if Franchisee breaches this Agreement and/or continues to utilize the Coldwell Banker System or Coldwell Banker Marks at such times when Franchisee is not legally entitled to use them, Franchisor shall have no adequate remedy at law. Therefore, Franchisee expressly consents and agrees the Franchisor may, in addition to any other available remedies, obtain an injunction and/or temporary restraining order to terminate or prevent the continuation of any existing default or violation, and to prevent the occurrence of any threatened default or violation, by Franchisee of this Agreement.

15.0 RESTRICTIONS AND RESERVATIONS:

15.1 CONFIDENTIAL INFORMATION: Franchisor owns certain confidential information relating to the operation of the Coldwell Banker System and the Offices, including without limitation, the Policy Manual, electronic communications identification numbers, procedures related to Franchisor's proprietary communications and referral systems, and other methods and information related to Ancillary Services. Franchisor, as it deems necessary, will disclose its confidential information to Franchisee solely for Franchisee's use in operating the Franchised Business (the "Confidential Information"). The
                              ------------------------

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Confidential Information is proprietary and includes Franchisor's trade secrets.
During the Term and thereafter, Franchisee shall:

a. Exert reasonable efforts to maintain the confidentiality of the Confidential Information, including adopting and implementing the procedures that Franchisor prescribes from time to time to prevent unauthorized use or disclosure of the Confidential Information. The Confidential Information may be disclosed to the extent required by order of a court or governmental agency; provided, however, that the disclosure of the Confidential Information must give Franchisor prior written notice of the proposed disclosure and must employ its best efforts to obtain a protective order or otherwise protect the confidentiality of the Confidential Information, all at the disclosure's cost and expense;

b.   Not use the Confidential Information in any other business or capacity; and

c. Not make unauthorized copies of any portion of the Confidential Information in written, electronic or other tangible form.

15.2 COMPETITIVE BUSINESS: The phrase "Competitive Business" means any business
                                       --------------------
enterprise engaged in operating or franchising a real estate business or any other business that is the same as, or similar to, the Franchised Business, as such may evolve over time other than real estate business that are operated by Franchisee pursuant to an executed Franchise Agreement with any Cendant real estate subsidiary, currently Century 21 Real Estate Corporation and ERA Franchise Systems, Inc. Franchisor would be unable to protect its Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among Coldwell Banker franchisees if such franchisees and their owners were permitted an unrestricted right to hold interests in, or perform services for, any Competitive Business. During the Term, neither Franchisee nor any of Franchisee's employees, officers or directors, nor any member of his, her or their immediate families (whether natural or adopted), shall without Franchisor's prior review and written consent:

a. Divert or attempt to divert any business or customer of the Franchised Business to any Competitive Business by inducement or otherwise, diminish the Gross Revenues of the Franchised Business, or do anything injurious to the goodwill associated with the Coldwell Banker Marks or the integrity of the Coldwell Banker System; or

Directly or indirectly own any legal or beneficial interest in, or render services for or give advice to, any Competitive Business located anywhere. This restriction shall not prohibit Franchisee from participating in real estate industry groups and organizations; however, Franchisee shall not disclose the Confidential Information as part of any such participation.

15.3 RESERVED.

15.4 RESERVATION OF RIGHTS: This Agreement shall not be construed as granting Franchisee any right to purchase any additional franchise from Franchisor, or as granting any right or priority as to the location of any additional franchise which may be granted by Franchisor. If Franchisor enters into any other franchise agreement with Franchisee for any other location, such franchise agreement shall be on such terms as Franchisor then shall establish. Except as otherwise expressly provided in this

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                                                                        BANKER



Agreement, Franchisor and its Related Parties retain all of their rights and discretion with respect to the Coldwell Banker Marks, the Coldwell Banker System and Coldwell Banker real estate offices, including without limitation, the rights to:

a. Operate and grant to others the right to operate Coldwell Banker real estate offices identified by the Coldwell Banker Marks, at such locations within or outside of Franchisee's market area, and on such terms and conditions as Franchisor or any of its Related Parties deems appropriate;

b. Sell any products or services under the Coldwell Banker Marks, or under any other trademarks, service marks or trade dress, through other channels of distribution;

c. Operate and grant to others the right to operate real estate offices identified by trademarks, service marks or trade dress other than the Coldwell Banker Marks, at such locations within or outside of Franchisee's market area, and on such terms and conditions as Franchisor or any of its Related Parties deems appropriate; and

d. Operate and grant others the right to operate real estate offices located anywhere (whether owned by Franchisor or any Related Party, franchisee or licensee of Franchisor) that are part of a franchise system, affiliation or group of real estate offices that are open and operating (or under contractual commitment for development) at the time when Franchisor or any Related Party, directly or indirectly, acquires such offices and/or acquires the rights of the Franchisor or licensor of such offices, regardless of whether such offices operate (or are converted to operate) using any or all of the Coldwell Banker Marks and/or any or all of the Coldwell Banker System or whether such offices operate under other trademarks, service marks or trade dress, and/or use other marketing and operating systems.

16.0 JUDICIAL PROCEEDINGS:

16.1 LIMITATIONS: Any judicial proceeding between two or more of the parties shall be governed by the following limitations:

a. Such judicial proceeding will be considered unique as to its facts and may not be brought as a class action. Franchisee waives any right to proceed against Franchisor by way of class action. The court will not be precluded from making its own independent determination of the issues in question, notwithstanding the similarity of issues in any other judicial or arbitration proceeding involving any other franchisee. Each party waives the right to claim that a prior disposition of the same or similar issues preclude such independent determination.

b. The parties agree that such judicial proceeding will be tried before the court sitting without a jury, notwithstanding any State or Federal constitutional or statutory rights. Each party waives any right to have any action tried by jury.

c. Except with respect to obligations regarding use of the Coldwell Banker Marks (set forth in Sections 2.1, 6.6 and 15.2 and Article 9.0) and the Confidential Information (set forth in Sections 14.3, 15.1 and 15.2 of this Agreement), the parties waive, to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against any other party and agree that the party making any claim directly or indirectly arising from or relating to this Agreement will be limited to recovery of actual

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and consequential damages sustained.

16.2 COSTS AND ATTORNEYS' FEES: The party prevailing in any judicial or arbitration proceeding between the parties shall be awarded its costs and expenses, including reasonable attorneys' fees. The phrase "party prevailing" means the party which recovered the greater relief in the proceeding.

16.3 CUMULATIVE RIGHTS AND REMEDIES: Except as otherwise explicitly provided in this Article 16.0, the rights of the parties are cumulative and no exercise or enforcement by a party of any right shall preclude the exercise or enforcement by a party of any other right which the party is entitled to enforce by law, and all remedies under this Agreement at law, in equity or otherwise afforded shall be cumulative and not alternative, and may be exercised simultaneously or sequentially in any order.

16.4 GOVERNING LAW AND VENUE: This Agreement and the relationships among the parties shall be governed by, and construed in accordance with, the laws of the State of New Jersey; provided that the New Jersey Franchisee Practices Act shall not apply to any COLDWELL BANKER Franchised brokerage office whose office(s) is/are located outside the State of New Jersey and provided, however, the foregoing shall not be construed as a waiver of any right of Franchisee under any applicable franchise registration, disclosure and/or relationship law of another Territory, State or Commonwealth. In the event of any conflict of law, the laws of New Jersey shall prevail, without regard to the application of New Jersey conflict of law principles. However, if any provision of this Agreement is or becomes unenforceable under the laws of New Jersey, and if the Office is located outside of New Jersey and such provision would be enforceable under the laws of the Territory, State or Commonwealth in which the Office is located, then such provision shall be governed and construed by the laws of that Territory, State or Commonwealth. Nothing in this Section is intended to subject this Agreement or the relationship of the parties to any franchise or similar law of the State of New Jersey to which it would not otherwise be subject. Franchisee consents to the non-exclusive personal jurisdiction of the New Jersey state courts situated in Morris County and the United States District Court for the District of New Jersey. Franchisee waives objection to venue in any such courts.

16.5 CONSTRUCTION: The System Standards and the information inserted in Articles
1.0 and 2.0, all are integral parts of this Agreement. This Agreement, the Marketing Agreement, the Outsourcing Agreement, the Acquisition Cooperation Agreement, the Incremental Royalty Agreement and the Stockholders Agreement constitute the entire agreement of the parties with respect to the subject matter hereof. As of the Effective Date, this Agreement fully supersedes any and all prior negotiations, agreements or understandings between the parties pertaining to the subject matter of this Agreement; and there are no other oral or written agreements, understandings, representations or statements between the parties relating to the subject matter of this Agreement, other than Franchisor's franchise offering circular, that any party may rely upon or that will have any force or effect. "Marketing Agreement" shall have the meaning
                                -------------------
ascribed to it in the Acquisition Cooperation Agreement.

a. Nothing in this Agreement is intended or shall be deemed to confer any rights or remedies upon any Person not a party hereto.

b. If applicable law shall imply a covenant of good faith and fair dealing in this

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                                                                        BANKER


Agreement, the parties hereto agree that such covenant shall not imply any rights or obligations that are inconsistent with a fair construction of the terms of this Agreement. If applicable law shall imply such a covenant, the parties acknowledge and agree that:

1. This Agreement (and the relationship of the parties which is inherent from this Agreement) grants Franchisor the discretion to make decisions, take actions and/or refrain from taking actions not inconsistent with its explicit rights and obligations hereunder that may favorably or adversely affect the interests of Franchisee;

Franchisor shall use its business judgment in exercising such discretion based on its assessment of its own interests and balancing those interests against the interests of the owners of other Coldwell Banker real estate offices generally (including Franchisor, its franchisees and its Related Parties) and specifically without considering the individual interests of Franchisee or any other particular franchisee of Franchisor;

3. Franchisor shall have no liability to Franchisee for the exercise of its discretion in this manner, so long as such discretion is not exercised in bad faith toward Franchisee; and

4. In the absence of such bad faith, no trier of fact in any judicial or arbitration proceeding shall substitute its judgment for the business judgment so exercised by Franchisor.

c. If, at any time during the Term, two or more Persons are Franchisee (whether acting in partnership or otherwise and whether or not all have signed this Agreement), the rights, privileges and benefits granted to Franchisee in this Agreement may only be exercised and enjoyed jointly; and the obligations, liabilities and responsibilities of Franchisee under this Agreement shall be joint and several obligations of such Persons.

Franchisee acknowledges that Franchisor may from time to time make exceptions to the standard parts of the Coldwell Banker System which Franchisor, in its sole discretion, determines to be necessary or desirable under particular circumstances. Franchisee agrees that it has no right to object to, or automatically obtain, such variances and that any exception is subject to Franchisor's prior written consent. Franchisee also acknowledges that other existing and/or future franchisees may operate under different forms of agreements and, consequently, the rights and obligations of such franchisees may differ materially from those of Franchisee.

In the event of any conflict between this Agreement and the Policy Manual or any other document, this Agreement shall control.

16.6 CUSTOMER SATISFACTION: Franchisee agrees to respond in a diligent and professional manner to any notice of customer dissatisfaction. Franchisee agrees to cooperate with Franchisor and its representatives in any investigation undertaken by Franchisor of complaints regarding Franchisee's activities.

17.0 MISCELLANEOUS:

17.1 SUBSTITUTION OF VALID PROVISIONS: If any applicable law requires a greater prior notice for termination or non-renewal of this Agreement than is required hereunder, or the taking of some other action not required hereunder, the prior notice and/or other

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                                                                        BANKER


action required by such law shall be substituted for, and/or included in, the applicable provisions hereof. If any covenant herein which restricts competitive activity is declared by an arbitrator or court of competent jurisdiction to be unenforceable by virtue of its scope in terms of geographical area, type of business activity prohibited and/or length of time, but could be enforceable by reducing any part or all of its scope, the parties agree that it will be enforced to the fullest extent permissible under applicable laws and public policies. If any other provision of this Agreement is declared by an arbitrator or court of competent jurisdiction to be invalid or unenforceable under applicable law, Franchisor shall have the right, in its sole discretion, to modify such invalid or unenforceable provision to the extent required to render such provision valid or enforceable, including without limitation the right to delete the provision in its entirety. It is hereby declared the intention of the parties that they would have executed the Agreement as so modified; provided, however, that if Franchisor, in its sole discretion, determines that such modification substantially impairs the value of this Agreement to Franchisor, Franchisor may terminate this Agreement by written notice to Franchisee.

17.2 WAIVER OF OBLIGATIONS: Franchisor or Franchisee may, by written instrument, unilaterally waive or reduce any obligation of the other under this Agreement. Franchisor or Franchisee shall not be deemed to have waived any right under this Agreement by virtue of any custom or practice of the parties at variance with the terms hereof, any failure of Franchisor or Franchisee to exercise any right under this Agreement or to insist upon exact compliance by the other of its obligations hereunder, any failure by Franchisor to exercise the same or any similar right with respect to other Coldwell Banker franchisees, or the acceptance by Franchisor of any payments due from Franchisee after any breach of this Agreement. Notwithstanding the foregoing provisions of this Section and except as prohibited or limited by applicable law, any failure or delay of a party to assert any breach or violation of any legal or equitable right arising from or in connection with this Agreement shall constitute a waiver of such right and shall preclude the exercise or enforcement of any legal or equitable remedy arising therefrom, unless written notice specifying such breach or violation is provided to the other party within 18 months after the later of the date of such breach or violation, or the date of discovery of the facts giving rise to such breach or violation (or the date the facts could have been discovered, assuming reasonable diligence).

17.3 EXCUSABLE DELAY: Neither Franchisor nor Franchisee shall be deemed to be in breach of this Agreement if its failure to perform its obligations results from acts of God, fires, strikes, embargoes, war, terrorism, riot, governmental laws or regulations, or any other similar event or cause. Any delay resulting from any of these causes will extend performance accordingly or excuse performance in whole or in part as may be reasonable, except that none of these causes shall excuse payments of amounts owed at the time of such occurrence or the payment of Royalties and Advertising Fees due on any Gross Revenues.

17.4 APPLICATION OF PAYMENTS: Notwithstanding any designation by Franchisee, Franchisor shall have sole discretion to apply any payments made by, or on behalf of, Franchisee (and to apply any amounts owed to Franchisee or any of its Related Parties by Franchisor or any of its Related Parties) to any of Franchisee's past due indebtedness for Royalties or Advertising Fees. No restrictive endorsement on any check or in any letter or other communications accompanying any payment shall bind Franchisor or any of its Related Parties. Franchisor's acceptance of any such payment shall not constitute an accord or satisfaction. Franchisor's and any of its Related Parties'

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                                                                        BANKER


acceptance of any payments made by Franchisee shall not be construed to be a waiver of any breach or default of any provision of this Agreement.

17.5 LATE CHARGES AND INTEREST: All amounts which Franchisee owes to Franchisor or its Related Parties, including Advertising Fees, shall be subject to an administrative late charge and shall bear interest after their due date at the highest late charge rate and the highest applicable rate of interest permitted by law, not to exceed $10.00 for each late payment and one and one-half percent (1.5%) interest per month, respectively.

17.6 ASSIGNMENT AND TRANSFER BY FRANCHISOR: This Agreement is fully assignable and transferable by Franchisor, in whole or in part, whether by operation of law or otherwise, and shall inure to the benefit of any assignee, transferee or other legal successor to Franchisor.

17.7 BINDING EFFECT: This Agreement is binding upon the parties hereto and their permitted heirs, personal representatives, successors and assigns. Except as expressly permitted herein, this Agreement shall not be modified except by a subsequent written agreement signed by both Franchisee and Franchisor.

17.8 NOTICES AND PAYMENTS: All notices, payments, reports and other communications permitted or required by this Agreement to be sent to Franchisor shall be sent to the addresses identified in the Policy Manual. All notices, payments, reports and other communications permitted or required by this Agreement to be sent to Franchisee shall be sent to the notice address identified in Section 2.6.

a. A party may change its address from time to time by notifying the other parties in writing.

b. All notices, payments, reports and other communications permitted or required to be delivered by the provisions of this Agreement shall be deemed delivered at the time delivered by hand to the recipient party (or to an officer, director or partner of the recipient party); on the same date of the transmission by facsimile, telegraph or other reasonably reliable electronic communication system; on the same date as delivery occurs if placed in the hands of a commercial courier service or the United States Postal Service for guaranteed express delivery; or 5 days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed to the recipient party's most current address.

17.9 Franchisee acknowledges that it has provided input for the preparation of this Agreement, that it has consulted with counsel of its choice, that the Agreement reflects a negotiation between Franchisor and Franchisee, and that this Agreement shall not be construed more strongly against either party on account of that party drafting this Agreement.

17.10  RESERVED.

18.0   RESERVED.


The remainder of this page is intentionally left blank. This is the last page of this agreement, other than Schedule A, attached hereto

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                                                                        BANKER


                                   SCHEDULE A
                                   ----------


          Section 1.    Definitions.  Unless otherwise defined herein, the
                        -----------
following terms used in this Schedule A shall have the meanings specified below:

          "Incremental Royalty Rate" shall mean a rate such that if multiplied
           ------------------------
by the LTM gross commission revenue at the time of the Triggering Event the result would equal 25% of the LTM EBITDA (before giving effect to royalties payable under the Incremental Royalty Agreement) at the time of such Triggering Event.

          "Maximum Incremental Royalties" shall mean, for any month, the
           -----------------------------
Incremental Royalty Rate times the Revenue Participation Cap for such month.

          "Revenue Participation Cap" shall mean, for any month, in any calendar
           -------------------------
year, the Franchisee's Gross Revenues, for all of its Offices (whether operating under this Agreement or any other franchise or membership agreement) for the corresponding month in the LTM prior to the Triggering Event.

          "Triggering Event" shall mean the earliest of (i) such time as at
           ----------------
least 20% of Franchisee's issued and outstanding common shares have been distributed through a primary public offering registered under the Securities Act of 1933, as amended, (ii) the sale by Franchisee, in one or a series of related transactions of assets representing 80% or more in value of Franchisee's consolidated assets on a fair market value basis and (iii) the dividend or distribution to stockholders of cash or assets representing 80% or more in value of Franchisee's consolidated assets, net of liabilities on a fair market value basis.

          Section 2. In addition to any amounts due under this Agreement and any other franchise or membership agreements between Franchisee and a Cendant subsidiary, Franchisee shall pay to Franchisor or its designee, a royalty, paid monthly on the tenth day following the end of each month, in an amount equal to
(i) the Incremental Royalty Rate times (ii) Franchisee's Gross Revenues for all of its Offices (whether operating under this Agreement or any other Franchise or membership agreement) for such month, provided that the royalties paid pursuant to this Schedule for such month shall not exceed the Maximum Incremental Royalties for such month. In addition, no later than the fifth business day in January of any year, beginning on the first January following a Triggering Event, (A) if Franchisee's Gross Revenue for all of its Offices (whether operating under this Agreement or any other Franchise or membership agreement) for the prior year were equal to or greater than 90% of the Gross Revenues for all of its Offices (whether operating under this Agreement or any other Franchise or membership agreement) for LTM period prior to a Triggering Event, Franchisor shall have the right to receive an additional royalty which, when added to the royalties paid under this Section 2 in respect of the prior year, equals the Incremental Royalty Rate times the Franchisee's Gross Revenues for all of its Offices (whether operating under this Agreement or any other Franchise or membership agreement) for the LTM period prior to a Triggering Event and (B) if Franchisee's Gross Revenues for all of its Offices (whether operating under this Agreement or any other Franchise or membership agreement) for the prior year were less than 90% of the Franchisee's Gross Revenues for all of its Offices (whether operating under this Agreement or any other Franchise or membership agreement) for the LTM period prior to a Triggering Event, Franchisor shall have the right to receive an additional royalty which, when added to the royalties paid under this Section 2 in respect of the prior year, equals the Incremental Royalty Rate times Franchisee's Gross Revenues for all of its Offices (whether operating under this Agreement or any other Franchise or membership agreement) for the prior year; provided that for the first January after a Triggering Event, clauses (i) and (ii) will be calculated only for those full months after a Triggering Event and ended on or prior to the preceding December 31.

          Section 3. This Schedule A shall not apply until a Triggering Event.


#58187.9

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